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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Alteon Inc.:

We consent to the use of our report dated January 27, 2003, with respect to the balance sheet of Alteon Inc. as of December 31, 2002, and the related statements of operations, stockholders' equity and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                  /s/ KPMG LLP

Short Hills, New Jersey
June 6, 2003